Exhibit 3(ii)



                                     BYLAWS


                                       OF


                       CENTURY TELEPHONE ENTERPRISES, INC.


                      (as amended through October 7, 1998)

                                     BYLAWS
                       CENTURY TELEPHONE ENTERPRISES, INC.

                                TABLE OF CONTENTS


ARTICLE I - Officers.........................................................1
      Section 1.  Required and Permitted Officers............................1
      Section 2.  Election and Removal of Officers...........................4

ARTICLE II - Board of Directors..............................................4
      Section 1.  Powers.....................................................4
      Section 2.  Organizational and Regular Meetings........................4
      Section 3.  Special Meetings...........................................4
      Section 4.  Waiver of Notice...........................................5
      Section 5.  Quorum.....................................................5
      Section 6.  Notice of Adjournment......................................5
      Section 7.  Written Consents...........................................5
      Section 8.  Voting.....................................................6
      Section 9.  Use of Communications Equipment............................6
      Section 10. Indemnification............................................6
      Section 11. Certain Qualifications....................................10

ARTICLE III - Committees....................................................10
      Section 1.  Committees................................................10
      Section 2.  Appointment and Removal of Committee Members..............13
      Section 3.  Procedures for Committees.................................13
      Section 4.  Meetings..................................................13
      Section 5.  Authority of Chairman to Appoint Committees...............14

ARTICLE IV - Shareholders' Meetings.........................................14
      Section 1.  Place of Meetings.........................................14
      Section 2.  Annual Meeting............................................14
      Section 3.  Special Meetings..........................................14
      Section 4.  Notice of Meetings........................................15
      Section 5.  Notice of Shareholder Nominations and
                  Shareholder Business......................................15
      Section 6.  Quorum....................................................17
      Section 7.  Voting Power Present or Represented.......................17
      Section 8.  Voting Requirements.......................................17
      Section 9.  Proxies...................................................18
      Section 10. Adjournments..............................................18
      Section 11. Written Consents..........................................18
      Section 12. List of Shareholders......................................18
      Section 13. Procedure at Shareholders Meetings........................18

ARTICLE V - Certificates of Stock...........................................19

ARTICLE VI - Registered Shareholders........................................19

ARTICLE VII - Loss of Certificate...........................................19

ARTICLE VIII - Checks.......................................................19

ARTICLE IX - Dividends......................................................19

ARTICLE X - Inapplicability of Louisiana Control Share Statute..............20

ARTICLE XI - Certain Definitions............................................20

ARTICLE XII - Amendments....................................................20

                                     BYLAWS

                         (Amended entirely May 23, 1995)
 (Amended Article I, Section I, Subsection 1.1(L), added new Subsection 1.1(O), and amended Subsection 1.2 - October 7, 1996)
    (Amended Article III, Section 1.1(B), Section 1 by adding new Subsection
      1.3, Sections 3 and 4 amended in their entirety - November 21, 1996) (Amended Article I, Section I by adding, deleting, revising or renumbering various paragraphs of Subsection 1.1 and by revising
                       Subsection 1.2 - October 7, 1998)

                                    ARTICLE I
                                    ---------

                                    OFFICERS

Section 1.  Required and Permitted Officers
-------------------------------------------

      1.1 Officers.  The officers of the Corporation  shall be a Chairman of the
          --------
Board; a Chief Executive Officer; a President; a Secretary; and a Treasurer. The Board may elect such other officers as the Board may determine. An officer need not be a Director and any two or more of the offices may be held by one person, provided, however, that a person holding more than one office may not sign in more than one capacity any certificate or any instrument required to be signed by two officers. The required and permitted officers and duties thereof are as follows:

      A.  Chairman of the Board  (Chairman).  The Chairman  shall preside at all
          ---------------------------------
meetings of the shareholders and Directors, ensure that all orders, policies and resolutions of the Board are carried out and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

      B. Vice  Chairman.  The Board may from time to time elect one or more Vice
         --------------
Chairmen. The Vice Chairman shall serve in the absence or inability of the Chairman to serve. In the event of the death, resignation or permanent inability of the Chairman to serve, the Vice Chairman shall automatically succeed to the office of Chairman until such time as the Board of Directors duly elects a new Chairman. In the event that there is more than one Vice Chairmen, then the one who has served in that capacity for the longest period of time shall serve in the absence of the Chairman or assume the office of Chairman, as the case may be.

      C. Chief Executive Officer (CEO).  The CEO,  subject to the powers of the
         -----------------------------
Chairman  and the  supervision  of the Board of  Directors,  shall have  general supervision, direction and control of the business and affairs of the Corporation. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws. The CEO shall have general supervision and direction of the officers of the Corporation and all such powers as may be reasonably incident to such responsibilities except where the supervision and direction of an officer is delegated expressly to another by the Board of Directors or these Bylaws. Without limiting the generality of the foregoing the CEO shall establish the annual salaries of each non-executive officer of the Corporation, unless otherwise directed by the Board, and the annual salaries of each officer of the Corporation's subsidiaries, unless otherwise directed by the respective boards of directors of such subsidiaries.

      D. President.  The President may sign,  execute and deliver in the name of
         ---------
the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman, the CEO, or these Bylaws.

      E. Chief Operating Officer (COO).  The COO, subject to the powers of the
         -----------------------------
CEO and the supervision of the Board of Directors, shall manage the day-to-day operations of the Corporation, shall perform such other duties as may be prescribed by the Board of Directors or the CEO, and shall have the general powers and duties usually vested in the chief operating officer of a corporation. Without limiting the generality of the foregoing, the COO shall supervise and direct any other officer designated by the CEO and shall have all such powers as may be reasonably incident to such responsibilities. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, and bonds.

      F. Chief  Financial  Officer.  The Chief  Financial  Officer  shall be the
         -------------------------
principal financial officer of the Corporation. He shall manage the financial affairs of the Corporation and direct the activities of the Treasurer, Controller and other officers responsible for the Corporation's finances. He shall be responsible for all internal and external financial reporting. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

      G. General Counsel.  The General Counsel shall be directly responsible for
         ---------------
advising the Board of Directors, the Corporation, and all its officers and employees in all matters affecting the legal affairs of the Corporation. He shall determine the need for and, if necessary, select outside counsel to represent the Corporation and approve all fees in connection with their representation. He shall also have such other powers, duties and authority as may be prescribed to him from time to time by the CEO, the Board of Directors, or these Bylaws.

      H. Treasurer.  As directed by the Chief Financial  Officer,  the Treasurer
         ---------
shall have general custody of all the funds and securities of the Corporation. He may sign, with the CEO, President, Chief Financial Officer or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall perform such other duties as may be prescribed from time to time by the Chief Financial Officer or these Bylaws.

      I. Controller.  As directed by the Chief Financial Officer, the Controller
         ----------
shall be responsible for the development and maintenance of the accounting systems used by the Corporation and its subsidiaries. The Controller shall be authorized to implement policies and procedures to ensure that the Corporation and its subsidiaries maintain internal accounting control systems designed to provide reasonable assurance that the accounting records accurately reflect business transactions and that such transactions are in accordance with management's authorization. Additionally, as directed by the Chief Financial Officer, the Controller shall be responsible for internal and external financial reporting for the Corporation and its subsidiaries.

      J. Assistant Treasurer. The Assistant Treasurer shall have such powers and
         -------------------
perform such duties as may be assigned by the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

      K. Secretary.  The Secretary shall keep the minutes of all meetings of the
         ---------
shareholders, the Board of Directors and its committees or subcommittees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors and of any committee or subcommittee of the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the duties vested in other officers, which shall at all reasonable times be open to the examination of any Director. He may sign or execute contracts with any other officer thereunto authorized in the name of the Corporation and affix the seal of Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

      L.  Assistant  Secretary.  The Assistant  Secretary  shall have powers and
          --------------------
perform such duties as may be assigned by the Secretary. In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary.


      M. Executive Vice President(s).  The Executive Vice President(s),  if any,
         ---------------------------
shall assist the CEO in discharging the duties of that office in any manner requested and perform any other duties as may be prescribed by the CEO, the Board of Directors or these Bylaws.

      N. Senior Vice  President(s).  The Senior Vice President(s)  shall perform
         -------------------------
such duties as may be prescribed from time to time by the Board of Directors, by the CEO, or by these Bylaws (or, with respect to any Senior Vice President(s) who reports to the COO, by the COO).

      O. Vice  President(s).  The Vice  President(s)  shall have such powers and
         ------------------
perform such duties as may be assigned to them by the Board of Directors, the CEO, the President, or any Executive Vice President, Senior Vice President or other officer to whom they report. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

      P. Assistant Vice President(s). The Assistant Vice President(s) shall have
         ---------------------------
such powers and perform such duties as may be assigned to them by the Board of Directors, the CEO, the President or the officer to whom they report. An Assistant Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

      1.2  Executive  Officer  Group.  The  Executive  Officer  Group  shall  be
           -------------------------
comprised of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, and each Executive or Senior Vice President.
                                      -3-

Section 2.  Election and Removal of Officers
----------  --------------------------------

      2.1  Election.  The  officers  shall be elected  annually  by the Board of
           --------
Directors at its first meeting following the annual meeting of the shareholders and, at any time, the Board may remove any officer (with or without cause, and regardless of any contractual obligation to such officer) and fill a vacancy in any office, but any election to, removal from or appointment to fill a vacancy in any office, and the determination of the terms of employment thereof, shall require the affirmative votes of (a) a majority of the Directors then in office and (b) a majority of the Continuing Directors, voting as a separate group.

      2.2 Removal. In addition,  the Chief Executive Officer is empowered in his
          -------
sole  discretion  to remove or  suspend  any  officer or other  employee  of the
Corporation who (a) fails to respond satisfactorily to the Corporation respecting any inquiry by the Corporation for information to enable it to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988, (b) is arrested or convicted of any offense concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, or (c) the Chief Executive Officer believes to have been engaged in actions that could lead to such an arrest or conviction.


                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

Section 1.  Powers
----------  ------

      In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 2.  Organizational and Regular Meetings
----------  -----------------------------------

      The Board of Directors shall hold an annual organizational meeting, without notice, immediately following the adjournment of the annual meeting of the shareholders and shall hold a regular meeting on the first Tuesday after the twentieth day in the months of February, May, August and November of each year. The Secretary shall give not less than five days' written notice to each Director of all regular meetings, which notice shall state the time and place of the meeting.

Section 3.  Special Meetings
----------  ----------------

      3.1 Call of Special Meetings.  Special meetings of the Board of Directors
          ------------------------
may be called by the Chairman of the Board or, if he is absent or unable or unwilling to act, by the President. Upon the written request of any two Directors delivered to the Chairman of the Board, the President or the Secretary of the Corporation, a special meeting shall be called.

      3.2 Notice. Written notice of the time and place of special meetings shall
          ------
be delivered personally to the Directors or sent to each Director by letter or by telegram, charges prepaid, addressed to him at his address shown in the Corporation's records. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail at least 72 hours prior to the meeting or delivered to an overnight mail delivery service or to the telegraph company in the place in which the principal office of the corporation is located at least 48 hours prior to the meeting. In case such notice is personally delivered as above provided, it shall be so delivered at least 24 hours prior to the meeting. The foregoing notwithstanding, if the Chairman or the President shall determine, in his sole discretion, that the subject of the special meeting is urgent and must be considered by the Board without delay, notice may be given by personal delivery or by telephone not less than 12 hours prior to the time set for the meeting, provided a confirming telegram or overnight letter is sent to the Director contemporaneously. Such mailing, telegraphing, telephoning or personal delivery as above provided shall be due, legal and personal notice to such Director.

Section 4.  Waiver of Notice
----------  ----------------

      Any Director may waive notice of a meeting by written waiver executed either before or after the meeting. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

Section 5.  Quorum
----------  ------

      A majority of the authorized number of Directors as fixed by or pursuant to the Articles of Incorporation shall be necessary to constitute a quorum for the transaction of business, provided, however, that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. If a quorum is present when the meeting convened, the directors present may continue to do business, taking action by vote of a majority of a quorum, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

Section 6.  Notice of Adjournment
----------  ---------------------

      Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned.

Section 7.  Written Consents
----------  ----------------

      Anything to the contrary contained in these Bylaws notwithstanding, any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors at a meeting.

Section 8.  Voting
----------  ------

      At all meetings of the Board, each Director present shall have one vote. At all meetings of the Board, all questions, the manner of deciding which is not otherwise specifically regulated by law, the Articles of Incorporation or these Bylaws, shall be determined by a majority of the Directors present at the meeting, provided, however, that any shares of other corporations owned by the Corporation shall be voted only pursuant to resolutions duly adopted upon the affirmative votes of (a) 80% of the Directors then in office and (b) a majority of the Continuing Directors, voting as a separate group.

Section 9.  Use of Communications Equipment
----------  -------------------------------

      Meetings of the Board of Directors may be held by means of telephone conference calls or similar communications equipment provided that all persons participating in the meeting can hear and communicate with each other.

Section 10.  Indemnification
-----------  ---------------

      10.1 Definitions. As used in this Section:
           -----------

            (a) The term "Expenses" shall mean any expenses or costs (including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement). If any of the foregoing amounts paid on behalf of Indemnitee are not deductible by Indemnitee for federal or state income tax purposes, the Corporation will reimburse Indemnitee for tax liability with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee's incremental tax liability.

            (b) The term "Claim" shall mean any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

            (c) The term "Determining Body" shall mean (i) those members of the Board of Directors who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board of Directors (regardless of whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or a committee appointed thereby so directs (regardless of whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

            (d) The term "Indemnitee" shall mean each director and officer and each former director and officer of the Corporation.

      10.2 Indemnity.  (a) To the extent any Expenses incurred by Indemnitee are
           ---------
in excess of the amounts reimbursed or indemnified pursuant to policies of liability insurance maintained by the Corporation, the Corporation shall indemnify and hold harmless Indemnitee against any such Expenses actually and reasonably incurred in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim) or in which Indemnitee is involved solely as a witness or person required to give evidence, by reason of his position (i) as a director or officer of the Corporation, (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation, or (iii) as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other for-profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Section 10, if (i) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (ii) the Indemnitee has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (a) the amount of Expenses for which the Corporation shall indemnify Indemnitee may be reduced by the Determining Body to such amount as it deems proper if it determines in good faith that the Claim involved the receipt of a personal benefit by Indemnitee and (b) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; and provided further that, if the Claim involves Indemnitee by reason of his position with an entity or enterprise described in clause (ii) or (iii) of this Section 10.2(a) and if Indemnitee may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall be entitled to indemnification hereunder only (x) if he has applied to such entity or enterprise for indemnification with respect to the Claim and (y) to the extent that indemnification to which he would be entitled hereunder but for this proviso exceeds the indemnification paid by such other entity or enterprise.

            (b) For purposes of this Section, the Standard of Conduct is met when conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

            (c) Promptly upon becoming aware of the existence of any Claim, Indemnitee shall notify the Chief Executive Officer of the existence of the Claim, who shall promptly advise the members of the Board of Directors thereof and that establishing the Determining Body will be a matter presented at the next regularly scheduled meeting of the Board of Directors. After the Determining Body has been established the Chief Executive Officer shall inform Indemnitee thereof and Indemnitee shall immediately notify the Determining Body of all facts relevant to the Claim known to such Indemnitee. Within 60 days of the receipt of such notice and information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall report to Indemnitee of its determination whether Indemnitee has met the Standard of Conduct. The Determining Body may extend the period of time for determining whether the Standard of Conduct has been met, but in no event shall such period of time be extended beyond an additional 60 days.

            (d) If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that, in the absence of actual fraud by Indemnitee, no such revocation may be made later than 30 days after final disposition of the Claim.

            (e) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not theretofore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means.

            (f) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding (i) if Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and Indemnitee each shall keep the other informed as to the progress of the defense of the Claim, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred by following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee shall be permitted to refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of these Bylaws without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

            (g) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

            (h) After notification to the Corporation of the existence of a Claim, Indemnitee may from time to time request of the Chief Executive Officer or, if the Chief Executive Officer is a party to the Claim as to which indemnification is being sought, any officer who is not a party to the Claim and who is designated by the Chief Executive Officer (the "Disbursing Officer"), which designation shall be made promptly after receipt of the initial request, that the Corporation advance to Indemnitee the Expenses (other than fines, penalties, judgments or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay the funds) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances, provided that if the Disbursing Officer does not believe such amount to be reasonable, he shall advance the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

            (i) After a determination that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under these Bylaws, the provisions of Paragraph (h) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final for which the Corporation is obligated to indemnify him or any amount of indemnification ordered to be paid to him by a court.

            (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

            (k) The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of these Bylaws and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

      10.3  Enforcement.  (a) The  rights  provided  by this  Section  shall  be
            -----------
enforceable by Indemnitee in any court of competent jurisdiction.

            (b) If Indemnitee seeks a judicial adjudication of his rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such proceeding if the indemnification amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses sought incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

            (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to Expenses sought with respect to any Claim.

      10.4 Saving  Clause.  If any  provision of this Section is determined by a
           --------------
court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify and Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

      10.5  Non-Exclusivity.  (a) The  indemnification  and  payment of Expenses
            ---------------
provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization of shareholders or directors, agreement or otherwise.

            (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

      10.6  Successors and Assigns.  This  Section  shall be binding  upon the
            ----------------------
Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

      10.7  Indemnification of Other Persons.  The Corporation may indemnify any
            --------------------------------
person not a director or officer of the Corporation to the extent authorized by the Board of Directors or a committee of the Board expressly authorized by the Board of Directors.

Section 11. Certain Qualifications
----------------------------------

      No person shall be eligible for nomination, election or service as a director of the Corporation who shall (i) in the opinion of the Board of Directors fail to respond satisfactorily to the Corporation respecting any inquiry of the Corporation for information to enable the Corporation to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988 or to determine the eligibility of such persons under this section; (ii) have been arrested or convicted of any offense concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, provided that in the case of an arrest the Board of Directors may in its discretion determine that notwithstanding such arrest such persons shall remain eligible under this Section; or (iii) have engaged in actions that could lead to such an arrest or conviction and that the Board of Directors determines would make it unwise for such person to serve as a director of the Corporation. Any person serving as a director of the Corporation shall automatically cease to be a director on such date as he ceases to have the qualifications set forth in this Section, and his position shall be considered vacant within the meaning of the Articles of Incorporation of the Corporation.



                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

Section 1.  Committees
----------------------

      1.1 Standing  Committees.  The Board of Directors  shall have six standing
          --------------------
committees, the names, functions and powers of each of which shall be as follows:

      A. The Executive Committee shall consist of not less than three Directors,
         -----------------------
one of whom shall be the Chairman of the Board, who shall also serve as chairman of the Executive Committee. To the full extent permitted by law and the Articles of Incorporation, the Executive Committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session.

      B. The Compensation Committee shall consist of two or more Directors (the
         --------------------------
exact number of which shall be set from time to time by the Board), none of whom shall be a current or former officer or employee of the Corporation or any of its subsidiaries. The Compensation Committee is empowered to:

      1. after receiving and considering the recommendations of the Chief Executive Officer, determine from time to time the salary of the Corporation's executive officers (as defined in Section 1.2 of Article I of these Bylaws) and the fees of the Corporation's directors;

      2. administer each of the Corporation's incentive compensation plans and stock-based plans (including its 1983 Restricted Stock Plan, Key Employee Incentive Compensation Plan, 1988 Incentive Compensation Program, 1990 Incentive Compensation Program, 1995 Incentive Compensation Plan and any successor plans), and exercise all powers provided for in such plans;

      3. approve any (i) proposed plan or arrangement offering or providing any benefits to one or more of the Corporation's executive officers or directors (other than any plan or arrangement offering benefits that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are generally available to all salaried employees) and (ii) proposed amendment or change to any such plan or arrangement;

      4. approve any (i) proposed employment or severance contract between the Corporation and an executive officer or proposed executive officer thereof and (ii) proposed extension or material amendment thereto;

      5. issue executive compensation reports to the Corporation's shareholders in the manner required under the rules and regulations of the U.S. Securities and Exchange Commission;

      6. retain independent consultants and legal advisors who will report directly to the Compensation Committee and be paid with funds of the Corporation; and

      7. if requested by the Board, (i) review, determine or approve the compensation of any non-executive officer of the Corporation or any officer of the Corporation's subsidiaries, (ii) review, determine or approve any proposed amendments, contributions or changes to any of the Corporation's employee benefit plans, welfare plans, insurance or other benefit arrangements that are not directly administered or monitored by the Compensation Committee pursuant to the powers granted in paragraphs 2 and 3 above, and (iii) perform such other services as may be delegated to it by the Board.

      No action of the type described in paragraphs 1 - 6 shall be valid unless it has been approved by the Compensation Committee or a duly-authorized subcommittee thereof. All actions of the Compensation Committee or any subcommittee thereof shall be subject to ratification by the full Board of Directors unless the Compensation Committee or the subcommittee reasonably determines that submitting a matter to the full Board of Directors for ratification would be prohibited by, or contrary to the intents and purposes of, any laws, rules, or regulations that require or contemplate that such matter be authorized by independent directors.

      C.    The Nominating Committee shall consist of two or more Directors and
            ------------------------
shall perform the following functions:

      1. To consider and recommend to the Board nominees for election by shareholders or for appointment by the remaining Directors to fill vacancies on the Board;

      2. To review and consider the performance of and to recommend the appointment or reappointment of officers of the Corporation.

      D.    The Audit Committee shall consist of two or more Directors, none of
            -------------------
whom shall otherwise be employed by the Corporation, and shall have the following responsibilities:

      1. To recommend to the Board the engagement or discharge of the Corporation's independent auditor of its financial statements;

      2. To direct and supervise all investigations into matters relating to or rising from the performance and results of each independent audit;

      3. To review with the Corporation's independent auditor the plan and results of each independent audit engagement;

      4. To review the scope, adequacy and results of the Corporation's internal auditing procedures;

      5. To review and to approve or disapprove each service to be performed for the Corporation by the independent auditor before such service is performed; except that the Committee is authorized to permit the President or the Chief Financial Officer to engage the independent auditor or perform any category of service specified by the Committee under circumstances deemed appropriate by the Audit Committee;

      6.    To review the degree of independence of the independent auditor;

      7.    To consider the range of audit and non-audit fees; and

      8. To review the adequacy of the Corporation's system of internal accounting controls.

      E.    The Insurance Evaluation Committee  shall  consist  of two or  more
            ----------------------------------
Directors, and shall have the following responsibilities:

      1. To review periodically the Corporation's insurance programs and to advise and recommend any action deemed appropriate with respect thereto; and

      2. To review periodically the Corporation's insurance needs and to advise and recommend any action deemed appropriate with respect thereto.

      F.   The Shareholder Relations Committee shall consist of three or more
           -----------------------------------
non-officer directors and shall have the authority of the Board of Directors with respect to investigating, inquiring into and considering issues related to certain shareholders' interest and rights and considering and acting upon shareholder matters as assigned, from time to time, by the Chairman of the Board.

      1.2  Special Purpose Committees. The Board may authorize on an ad hoc
           --------------------------
basis special pricing committees in connection with the issuance of securities or such other special purpose committees as may be necessary or appropriate in connection with the Board's management of the business and affairs of the Corporation.

      1.3  Subcommittees.  As  necessary  or  appropriate,  each of the standing
           -------------
committees listed in Section 1.1 may organize a standing or ad hoc subcommittee for such purposes within the scope of its powers as it sees fit, and may delegate to such subcommittee any of its powers as may be necessary or appropriate to enable such subcommittee to discharge its duties and responsibilities. Any such subcommittee shall be composed of two or more members of the standing committee. Each subcommittee member shall hold office during the term designated by the standing committee, provided that such term shall automatically lapse if such member ceases to be a member of the standing committee or fails to meet any other qualifications that may be imposed by the standing committee.

Section 2.  Appointment and Removal of Committee Members
--------------------------------------------------------

      Subject to Section 5 below, Directors shall be appointed to or removed from a committee only upon the affirmative votes of:

      1.    A majority of the Directors then in office; and

      2.    A majority of the Continuing Directors, voting as a separate group.

      Each member of a committee shall hold office during the term designated by the Board.

Section 3.  Procedures for Committees
-------------------------------------

     Each Committee and subcommittee shall keep written minutes of its meetings. All action taken by a committee or any of its subcommittees shall be reported to the Board of Directors at its next meeting, whether regular or special. Failure to keep written minutes or to make such a report shall not affect the validity of action taken by a committee or subcommittee. Each committee or subcommittee may adopt such regulations (not inconsistent with the Articles of Incorporation, these Bylaws or any regulations specified for such committee by the Board of Directors or for such subcommittee by the standing committee that authorized its organization under Section 1.3) as it shall deem necessary for the proper conduct of its functions and the performance of its responsibilities.

Section 4.  Meetings
--------------------

      A majority of the members of any committee or subcommittee shall constitute a quorum and action by a majority (or by any super-majority required by law, the Articles of Incorporation, these Bylaws or any applicable resolution adopted by the Board of Directors) of a quorum at any meeting of a committee or subcommittee shall be deemed action by the committee or subcommittee. The
Committee or subcommittee may also take action without meeting if all members thereof consent in writing thereto. Meetings of a committee or subcommittee may be held by telephone conference calls or other communications equipment provided each person participating may hear and be heard by all other meeting participants.


Section 5.  Authority of Chairman to Appoint Committees
-------------------------------------------------------

      Whenever the Board of Directors is not in session, the Chairman may fill vacancies in any committees and may create such new committees as he deems necessary or useful and appoint Directors as members thereof. Any such action by the Chairman, and any action taken by such new committee, shall be subject to ratification or disapproval by the Board at its next meeting.




                                   ARTICLE IV
                                   ----------

                             SHAREHOLDERS' MEETINGS


Section 1.  Place of Meetings
-----------------------------

      Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

Section 2.  Annual Meeting
--------------------------

      An annual meeting of the shareholders shall be held on the date and at the time as the Board of Directors shall designate for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders' meeting is held for a period of 18 months, any shareholder may call such meeting to be held at the registered office of the Corporation as shown on the records of the Secretary of State of the State of Louisiana.

Section 3.  Special Meetings
----------------------------

      Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or the Board of Directors. Subject to the terms of any outstanding class or series of Preferred Stock that entitles the holders thereof to call special meetings, the holders of a majority of the Total Voting Power shall be required to cause the Secretary of the Corporation to call a special meeting of shareholders pursuant to La. R.S. 12:73B (or any successor provision). Such requests of shareholders must state the specific purpose or purposes of the proposed special meeting, and the business to be brought before such meeting by the shareholders shall be limited to such purpose or purposes.

Section 4.  Notice of Meetings
------------------------------

      Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time and place of the meeting to be given to all shareholders of record entitled to vote at such meeting at least 10 days and not more than 60 days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law, the Articles of Incorporation or the Bylaws. Notice of a special meeting shall state the purpose or purposes thereof. Any previously scheduled meeting of the shareholders may be postponed, and (unless provided otherwise by law or the Articles of Incorporation) any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

Section 5. Notice of Shareholder Nominations and Shareholder Business
----------------------------------------------------------------------

     5.1   Business Brought Before Meetings. At any meeting of the shareholders,
           --------------------------------
only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors at a meeting at which directors are to be elected may be made by or at the direction of the Board of Directors, or a committee duly appointed thereby, or by any shareholder of record entitled to vote generally for the election of directors who complies with the procedures set forth below. Other matters to be properly brought before a meeting of the shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 of the Securities and Exchange
Commission, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth below.

      5.2   Required Notice.  A notice of the intent of a shareholder  to make a
            ---------------
nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the Corporation not more than 210 days and not less than 70 days in advance of the first anniversary of the preceding year's annual meeting of shareholders or, in the event of a special meeting of shareholders or an annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, such notice shall be received by the Secretary of the Corporation within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made. In no event shall the public announcement of an adjournment of a shareholders' meeting commence a new time period for the giving of a shareholder's notice as described above.

      5.3   Contents of Notice.  Every such notice by a  shareholder  shall set
            ------------------
forth:

            (a) the name, age, business address and residential address of the shareholder of record who intends to make a nomination or bring up any other matter, and any beneficial owner or other person acting in concert with such shareholder;

            (b) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock that accord such shareholder the voting rights specified in paragraph 5.1 above and that the shareholder intends to appear in person at the meeting to make the nomination or bring up the matter specified in the notice;

            (c) with respect to notice of an intent to make a nomination, a description of all agreements, arrangements or understandings among the shareholder, any person acting in concert with the shareholder, each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

            (d) with respect to notice of an intent to make a nomination, (i) the name, age, business address and residential address of each person proposed for nomination, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of capital stock of the Corporation of which such person is the beneficial owner, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors; and

            (e) with respect to notice of an intent to bring up any other matter, a complete and accurate description of the matter, the reasons for conducting such business at the meeting, and any material interest in the matter of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

      5.4   Other Required Information. Notice of an intent to make a nomination
            --------------------------
shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if so elected and an affidavit of each such nominee certifying that he meets the qualifications specified in Section 11 of Article II of these Bylaws. The Corporation may require any proposed nominee to furnish such other information or certifications as may be reasonably required by the Corporation to determine the eligibility and qualifications of such person to serve as a director.

      5.5   Disqualification of Certain Proposals. With respect to any proposal
            -------------------------------------
by a shareholder to bring before a meeting any matter other than the nomination of directors, the following shall govern:

            (a) If the Secretary of the Corporation has received sufficient notice of a proposal that may properly be brought before the meeting, a proposal sufficient notice of which is subsequently received by the Secretary and that is substantially duplicative of the first proposal shall not be properly brought before the meeting. If in the judgment of the Board of Directors a proposal deals with substantially the same subject matter as a prior proposal submitted to shareholders at a meeting held within the preceding five years, it shall not be properly brought before any meeting held within three years after the latest such previous submission if (i) the proposal was submitted at only one meeting during such preceding period and it received affirmative votes representing less than 3% of the total number of votes cast in regard thereto, (ii) the proposal was submitted at only two meetings during such preceding period and it received at the time of its second submission affirmative votes representing less than 6% of the total number of votes cast in regard thereto, or (iii) the proposal was submitted at three or more meetings during such preceding period and it received at the time of its latest submission affirmative votes representing less than 10% of the total number of votes cast in regard thereto.

            (b) Notwithstanding compliance with all of the procedures set forth above in this Section, no proposal shall be deemed to be properly brought before a meeting of shareholders if, in the judgment of the Board, it is not a proper subject for action by shareholders under Louisiana law.

      5.6   Power to Disregard Proposals. At the meeting of shareholders, the
            ----------------------------
chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with the foregoing procedures or which is otherwise contrary to the foregoing terms and conditions.

      5.7   Rights of Shareholders Under Federal Proxy Rules.  Nothing in this
            ------------------------------------------------
Section shall be deemed to modify any rights or obligations of shareholders with respect to requesting inclusion of proposals in the Corporation's proxy statement or soliciting their own proxies pursuant to the proxy rules of the Securities and Exchange Commission.

      5.8   Rights of Preferred Shareholders. Nothing in this Section shall be
            --------------------------------
deemed to modify any rights of holders of any outstanding class or series of Preferred Stock to elect directors or bring other matters before a shareholders' meeting in the manner specified by the terms and conditions governing such stock.

Section 6.  Quorum
------------------

      6.1   Establishment of Quorum. At all meetings of shareholders,the holders
            -----------------------
of a majority of the Total Voting Power shall constitute a quorum to organize the meeting, provided, however, that at any meeting the notice of which sets forth any matter that, by law or the Articles of Incorporation, must be approved by the affirmative vote of the holders of a specified percentage in excess of a majority of the Total Voting Power present or represented at the shareholders' meeting, the holders of that specified percentage shall constitute a quorum, and further provided that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of such class or series shall constitute a quorum of such class or series for the transaction of such business. Shares of Voting Stock as to which the holders have voted or abstained from voting with respect to any matter considered at a meeting, or which are subject to Non-Votes (as defined in Section 6.3 below), shall be counted as present for purposes of constituting a quorum to organize a meeting.

      6.2   Withdrawal. If a quorum is present or represented at a duly
            ----------
organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, or the refusal of any shareholders present to vote.

      6.3   Non-Votes. As used in these Bylaws,"Non-Votes" shall mean the number
            ---------
of votes as to which the record holder or proxy holder of shares of Capital Stock has been precluded from voting thereon (whether by law, regulations of the Securities and Exchange Commission, rules or bylaws of any national securities exchange or other self-regulatory organization, or otherwise), including without limitation votes as to which brokers may not or do not exercise discretionary voting power under the rules of the New York Stock Exchange with respect to any matter for which the broker has not received voting instructions from the beneficial owner of the voting shares.

Section 7.  Voting Power Present or Represented
-----------------------------------------------

      For purposes of determining the amount of Total Voting Power present or represented at any annual or special meeting of shareholders with respect to voting on any particular matter, shares as to which the holders have abstained from voting, and shares which are subject to Non-Votes (as defined in Section 6.3), will be treated as not present and not cast.

Section 8.  Voting Requirements
-------------------------------

      When a quorum is present at any meeting, the vote of the holders of a majority of the Total Voting Power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

Section 9.  Proxies
-------------------

      At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than 11 months prior to the meeting, unless the instrument provides for a longer period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution. The person appointed as proxy need not be a shareholder of the Corporation.

Section 10. Adjournments
------------------------

      10.1  Adjournments of Meetings. Adjournments  of any  annual or special
            ------------------------
meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

      10.2  Lack of Quorum.If a meeting cannot be organized because a quorum has
            --------------
not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 10.1 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less that a quorum as fixed in Section 6.1 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 11. Written Consents
----------------------------

      Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders, present in person or represented by duly authorized proxy, at an annual or special meeting duly noticed and called, as provided in these Bylaws, and may not be taken by a written consent of the shareholders pursuant to the Business Corporation Law of the State of Louisiana.

Section 12. List of Shareholders
--------------------------------

      At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

Section 13. Procedure at Shareholders' Meetings
            -----------------------------------

      The Chairman of the Board, or in his absence, the Vice Chairman, shall preside as chairman at all shareholders' meetings. The organization of each shareholders' meeting and all matters relating to the manner of conducting the meeting shall be determined by the chairman, including the order of business, the conduct of discussion and the manner of voting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow Roberts' Rules of Order or any other manual of parliamentary procedure.

                                    ARTICLE V
                                    ---------

                              CERTIFICATES OF STOCK

      Certificates of stock issued by the Corporation shall be numbered and shall be entered into the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or any Vice-President and by the Treasurer, Secretary or any Assistant Secretary, all in the manner required by law.


                                   ARTICLE VI
                                   ----------

                             REGISTERED SHAREHOLDERS

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any beneficial, equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Louisiana.


                                   ARTICLE VII
                                   -----------

                               LOSS OF CERTIFICATE

      Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and the Board of Directors, the General Counsel or the Secretary may, in his or its discretion, require the owner of the lost of destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors, the General Counsel or the Secretary may require, to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss or destruction of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the Board of Directors, the General Counsel or the Secretary, it is proper to do so.


                                  ARTICLE VIII
                                  ------------

                                     CHECKS

      All checks, drafts and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE IX
                                   ----------

                                    DIVIDENDS

      Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law.

                                    ARTICLE X
                                    ---------

              INAPPLICABILITY OF LOUISIANA CONTROL SHARE STATUTE

      Effective May 23, 1995, the provisions of La. R.S. 12:135 through 12:140.2 shall not apply to control share acquisitions of shares of the Corporation's Capital Stock.



                                   ARTICLE XI
                                   ----------

                               CERTAIN DEFINITIONS

      The terms Capital Stock, Continuing Directors, Total Voting Power and Voting Stock shall have the meanings ascribed to them in the Articles of Incorporation, provided, however, that for purposes of Sections 3 and 6 of
Article IV of these Bylaws, Total Voting Power shall mean the total number of votes that holders of Capital Stock are entitled to cast generally in the election of directors.



                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS

      These Bylaws may only be altered, amended or repealed in the manner specified in the Articles of Incorporation.